Exhibit 9(a)


             Form of Transfer Agency and Service Agreement between
                    Registrant and Furman Selz Incorporated

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                            TRANSFER AGENCY AGREEMENT


        THIS AGREEMENT is made as of the 18th day of November, 1994 between IBJ Funds Trust, a Delaware business trust (the "Company"), and FURMAN SELZ INCORPORATED, a Delaware corporation (the "Transfer Agent").

                                  R E C I T A L

        WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Company desires to retain the Transfer Agent to serve as the Company's transfer agent, registrar, and dividend disbursing agent, and the Transfer Agent is willing to furnish such services;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

        1. APPOINTMENT. The Company hereby appoints the Transfer Agent to serve as transfer agent, registrar and dividend disbursing agent for the Company with respect to the shares of the Company's four existing investment portfolios:
Reserve Money Market Fund, Bond Fund, Core Equity Fund and Growth and Income Fund (collectively, the "Funds"), for the period and on the terms


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set forth in this Agreement. In the event that the Company establishes one or more portfolios other than the Funds with respect to which the Company decides to retain the Transfer Agent to act as transfer agent hereunder, the Company shall so notify the Transfer Agent in writing. If the Transfer Agent is willing to render such services, the Transfer Agent shall promptly notify the Company in writing whereupon such portfolio shall be deemed to be a Fund hereunder.

       2. DELIVERY OF DOCUMENTS. The Company has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

            (a) Resolutions of the Company's Board of Trustees authorizing the appointment of the Transfer Agent as transfer agent and registrar and dividend disbursing agent for the Company and approving this Agreement;

            (b) Appendix A identifying and containing the signatures of the Company's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Company and to execute stock certificates representing Shares;

            (c) the Company's Declaration of Trust filed with the Department of Assessments and Taxation of the State of Delaware on May 2, 1994 and all amendments thereto (the "Articles");


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            (d) The Company's By-Laws and all amendments thereto (the"By-Laws");

            (e) (i) The Advisory Agreement between IBJ Schroder Bank & Trust Company and the Company with respect to the Funds;

            (f) The Custodian Agreement between IBJ Schroder Bank & Trust Company and the Company dated as of November 18, 1994 (IBJ Schroder Bank & Trust Company, being referred to herein as the "Custodian" for the period during which the agreement between the Company and such entity is in effect);

            (g) The Fund Administration Services Agreement between Furman Selz Incorporated (the "Administrator") and the Company dated as of November 18, 1994;

            (h) The Distribution Agreement between IBJ Funds Distributor Incorporated (the "Distributor") and the Company dated as of November 18, 1994;

            (i) The Company's most recent Registration Statement on Form N-lA under the Securities Act of 1933 (the "1933 Act") and under the 1940 Act as filed with the SEC relating to shares of the Company's Capital Stock, $.001 par value (the "Shares"), and all amendments thereto;

            (j) The Company's most recent prospectus and statement of additional information and all amendments and supplements thereto (the "Prospectus"); and


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            (k) Before the Company engages in any transaction regulated by the
Commodity Futures Trading Commission ("CFTC"), a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the Company by the CFTC which states that the Company will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Company by the CFTC which states that the CFTC will not take any enforcement action if the Company does not register as a "commodity pool operator".

            The Company will furnish the Transfer Agent from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

       3.   DEFINITIONS.

            (a) "AUTHORIZED PERSON". As used in this Agreement, the term "Authorized Person" means any officer of the Company and any other person, whether or not any such person is an officer or employee of the Company, duly authorized by the Board of Directors of the Company to give Oral and Written Instructions on behalf of the Company and listed on the Certificate annexed


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hereto as Appendix A or any amendment thereto as may be received by the Transfer
Agent from time to time.

            (b) "ORAL INSTRUCTIONS". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by the Transfer Agent from an Authorized Person or from a person reasonably believed by the Transfer Agent to be an Authorized Person. The Company agrees to deliver to the Transfer Agent, at the time and in the manner specified in Paragraph 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

            (c) "WRITTEN INSTRUCTIONS". As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device including buy or sell tickets, computer transmissions, and received by the Transfer Agent and signed by an Authorized Person.

       4.   INSTRUCTIONS CONSISTENT WITH ARTICLES, ETC.

            (a) Unless otherwise provided in this Agreement, the Transfer Agent shall act only upon Oral or Written Instructions. Although the Transfer Agent may know of the provisions of the Articles and By-Laws of the Company, the Transfer Agent may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such


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Articles or By-Laws or any vote, resolution or proceeding of the Shareholders, or of the Board of Directors, or of any committee thereof.

            (b) The Transfer Agent shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Transfer Agent pursuant to this Agreement. The Company agrees to forward to the Transfer Agent Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by the Transfer Agent by the close of business of the same day that such Oral Instructions are given to the Transfer Agent. The Company agrees that the fact that such confirming Written Instructions are not received by the Transfer Agent shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Company by giving Oral Instructions. The Company agrees that the Transfer Agent shall incur no liability to the Company in acting upon Oral Instructions given to the Transfer Agent hereunder concerning such transactions, provided such Oral Instructions reasonably appear to have been received from an Authorized Person.

       5. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, the Transfer Agent is authorized to take the following actions:


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            (a) ISSUANCE OF SHARES. Upon receipt of a purchase order from the
Distributor for the purchase of Shares and sufficient information to enable the Transfer Agent to establish a Shareholder account, and after confirmation of receipt or crediting of Federal funds for such order from the Company's Custodian, the Transfer Agent shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus.

            (b) TRANSFER OF SHARES; UNCERTIFICATED SECURITIES. Where a Shareholder does not hold a certificate representing the number of Shares in his account and does provide the Transfer Agent with instructions for the transfer of such Shares which include appropriate documentation to permit a transfer, then the Transfer Agent shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the SEC, and the law of the State of Maryland relating to the transfer of shares of common stock.

            (c) STOCK CERTIFICATES. If at any time the Company issues stock certificates, the following provisions will apply:

            (i) The Company will supply the Transfer Agent with a sufficient supply of stock certificates representing Shares, in the form approved from time to time by the Board of Directors of the Company, and, from time to time, shall


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     replenish such supply upon request of the Transfer Agent. Such stock certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Company, whose names and positions shall be set forth on Appendix A, and shall bear the corporate seal or facsimile thereof of the Company, and notwithstanding the death, resignation or removal of any officer of the Company, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to Shareholders until the Transfer Agent is otherwise directed by Written Instructions.

            (ii) In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by the Transfer Agent.

            (iii) Upon receipt of signed stock certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, the Transfer Agent shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and


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     regulations of the SEC, and the law of the State of Maryland relating to the transfer of shares of common stock.

            (iv) Upon receipt of the stock certificates, which shall be in proper form for transfer, together with the Shareholder's instructions to hold such stock certificates for safekeeping, the Transfer Agent shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the Shareholder upon the transfer books.

            (v) Upon receipt of written instructions from a Shareholder of uncertificated securities for a certificate in the number of shares in his account, the Transfer Agent will issue such stock certificates and deliver them to the Shareholder.

            (d) REDEMPTION OF SHARES. Upon receipt of a redemption order from the Distributor, the Transfer Agent shall redeem the number of Shares indicated thereon from the redeeming Shareholder's account and receive from the Company's Custodian and disburse to the redeeming Shareholder the redemption proceeds therefor, or arrange for direct payment of redemption proceeds to such Shareholders by the Company's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Company, the Transfer Agent and the


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Company's Custodian. Authority to perform the above shall be suspended when the
Company suspends the Shareholders' right of redemption, provided that the Company delivers Notice of such suspension to the Transfer Agent.

       6. AUTHORIZED SHARES. The Company's authorized capital stock consists of an unlimited amount of shares of Capital Stock, par value $.001 per Share.

       The Transfer Agent shall record issues of all Shares and shall notify the Company in case any proposed issue of Shares by the Company for a particular Fund shall result in an over-issue for that Fund as defined by Section 8-104(2) of Article 8 of the Maryland Uniform Commercial Code. In case any such issue of Shares would result in such an over-issue, the Transfer Agent shall refuse to issue said Shares and shall not countersign and issue certificates for such Shares. The Company agrees to notify the Transfer Agent promptly of any change in the number of authorized Shares or their classification and of any change in the number of Shares registered under the 1933 Act.

       7.   DIVIDENDS AND DISTRIBUTIONS.

            (a) The Company shall furnish the Transfer Agent with appropriate evidence of action by the Company's Board of Directors authorizing the declaration and payment of dividends and distributions as described in the Prospectus. After


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deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, the Transfer Agent shall in accordance with the instructions in proper form from a Shareholder and the provisions of the Company's Articles and Prospectus, issue and credit the account of the Shareholder with Shares, or, if the Shareholder so elects, pay such dividends to the Shareholder in the manner described in the Prospectus. In lieu of receiving from the Company's Custodian and paying to Shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the Company's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Company, the Transfer Agent and the Company's Custodian.

            (b) The Transfer Agent shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to Shareholders such returns and information relating to dividends and distributions paid by the Company as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the Company, the


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Transfer Agent shall mail certain requests for Shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Company, all as required by applicable Federal tax laws and regulations.

            In accordance with the Prospectus and such procedures and controls as are mutually agreed upon from time to time by and among the Company, the Transfer Agent and the Company's Custodian, the Transfer Agent shall (a) arrange for issuance of Shares obtained through (1) transfers of funds from Shareholders' accounts at financial institutions, (2) a Pre-Authorized Check Plan, if any, and (3) a Right of Accumulation, if any; (b) arrange for the exchange of Shares for shares of such other funds designated by the Company from time to time; and (c) arrange for systematic withdrawals from the account of a Shareholder participating in the Systematic Withdrawal Plan, if any.

       8.   COMMUNICATIONS WITH SHAREHOLDERS.

            (a) COMMUNICATIONS TO SHAREHOLDERS. The Transfer Agent will address and mail all communications by the Company to its Shareholders, including reports to Shareholders, confirmations of purchases and sales of Company Shares, monthly statements, dividend and distribution notices and proxy material for its meetings of Shareholders. The Transfer Agent will


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receive and tabulate the proxy cards for the meetings of the Company's
Shareholders.

            (b) CORRESPONDENCE. The Transfer Agent will answer such correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Company.

       9. RECORDS. The Transfer Agent shall maintain records of the accounts for each Shareholder showing the following information:

            (a) name, address and United States Tax Identification oor Social Security number;

            (b) number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

            (c) historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder's account;

            (d) any stop or restraining order placed against a Shareholder's account;

            (e) any correspondence relating to the current maintenance of a Shareholder's account;


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            (f) information with respect to withholdings; and

            (g) any information required in order for the Transfer Agent to perform any calculations contemplated or required by this Agreement.

            The books and records pertaining to the Company which are in the possession of the Transfer Agent shall be the property of the Company. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Company, or the Company's authorized representatives, shall have access to such books and records at all times during the Transfer Agent's normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by the Transfer Agent to the Company or the Company's authorized representative at the Company's expense.

       10. ONGOING FUNCTIONS. The Transfer Agent will perform the following functions on an ongoing basis:

            (a) furnish state-by-state registration and sales reports to the Administrator;

            (b) calculate Account Executive load or compensation payment and provide such information to the Company, if any;

            (c) calculate dealer commissions for the Company, if any;


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            (d) provide toll-free lines for direct Shareholder use, plus customer liaison staff with on-line inquiry capacity;

            (e) mail duplicate confirmations to dealers of their clients' activity, whether executed through the dealer or directly with the Transfer Agent, if any;

            (f) provide detail for underwriter or broker confirmations and other participating dealer Shareholder accounting, in accordance with such procedures as may be agreed upon between the Company and the Transfer Agent, if any;

            (g) provide Shareholder lists and statistical information concerning accounts to the Company; and

            (h) provide timely notification of Company activity and such other information as may be agreed upon from time to time between the Transfer Agent and the Custodian, to the Company or the Custodian.

       11. COOPERATION WITH ACCOUNTANTS. The Transfer Agent shall cooperate with the Company's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Company from time to time.


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       12.  CONFIDENTIALITY. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Company and its prior, present or potential Shareholders and relative to Equitable Securities Corporation and its prior, present or potential customers, except, after prior notification to and approval in writing by the Company, Equitable Securities Corporation, which approval shall not be unreasonably withheld and may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company or Equitable Securities Corporation as appropriate.

       13. EQUIPMENT FAILURES. In the event of equipment failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent. The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of


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electronic data processing equipment to the extent appropriate equipment is available.

       14. RIGHT TO RECEIVE ADVICE.

            (a) ADVICE OF COMPANY. If the Transfer Agent shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Company directions or advice, including Oral or Written Instructions where appropriate.

            (b) ADVICE OF COUNSEL. If the Transfer Agent shall be in doubt as to any question of law involved in any action to be taken or omitted by the Transfer Agent, it may request advice at its own cost from counsel of its own choosing (who may be counsel for Equitable Securities Corporation, the Company or the Transfer Agent at the option of the Transfer Agent).

            (c) CONFLICTING ADVICE. In case of conflict between directions, advice or Oral or Written Instructions received by the Transfer Agent pursuant to subparagraph (a) of this Paragraph and advice received by the Transfer Agent pursuant to subparagraph (b) of this Paragraph, the Transfer Agent shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

            (d) PROTECTION OF THE TRANSFER AGENT. The Transfer Agent shall be protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written


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Instructions received pursuant to subparagraphs (a) or (b) of this Paragraph which the Transfer Agent, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this Paragraph shall be construed as imposing upon the Transfer Agent any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to the Transfer Agent's properly taking or omitting to take such action. Nothing in this subparagraph shall excuse the Transfer Agent when an action or omission on the part of the Transfer Agent constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Transfer Agent of its duties and obligations under this Agreement.

       15. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. The Transfer Agent undertakes to comply with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction.


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       16.  COMPENSATION. As compensation for the services rendered by the
Transfer Agent during the term of this Agreement, the Company will pay to the Transfer Agent monthly fees plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Company and the Transfer Agent. The Company and the Transfer Agent have initially agreed to the compensation set forth on Exhibit A attached hereto.

       17. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Transfer Agent and its nominees and sub-contractors from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including attorneys' fees and disbursements (as long as such attorney has been retained with the consent of the Company, which consent shall not be unreasonably withheld), arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Company or (ii) upon Oral or Written Instructions, PROVIDED, that neither the Transfer Agent nor any of its nominees or sub-contractors shall


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be indemnified against any liability to the Company or to its Shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's or such nominee's or such sub-contractor's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement. In order that the indemnification provision contained in this Paragraph 17 shall apply, it is understood that if in any case the Company may be asked to indemnify or save the Transfer Agent harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Transfer Agent will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend the Transfer Agent against any claim which may be the subject of this indemnification and, in the event that the Company so elects, it will so notify the Transfer Agent and thereupon the Company shall take over complete defense for the claim, and the Transfer Agent shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this Paragraph 17. The Transfer Agent


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shall in no case confess any claim or make any compromise or settlement in any case in which the Company will be asked to indemnify the Transfer Agent, except with the Company's prior written consent.

       18. RESPONSIBILITY OF THE TRANSFER AGENT. The Transfer Agent shall be under no duty to take any action on behalf of the Company except as specifically set forth herein or as may be specifically agreed to by the Transfer Agent in writing. In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement. The Transfer Agent shall be responsible for and shall hold the Company harmless from all loss, cost, damage and expense, including reasonable attorney fees (as long as such attorney has been retained with the consent of the Transfer Agent, which consent shall not be unreasonably withheld), incurred by it resulting from any claim, demand, action or suit arising out of the Transfer Agent's own negligent failure to perform its duties under this Agreement. In order that the indemnification provision contained in this Paragraph 18 shall apply, it is understood that if in any case the Transfer Agent may be asked to indemnify or save the Company harmless, the


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Transfer Agent shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Company will use all reasonable care to indemnify and notify the Transfer Agent promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Transfer Agent. The Transfer Agent shall have the option to defend the Company against any claim which may be subject to this indemnification and, in the event that the Transfer Agent so elects, it will so notify the Company and thereupon the Transfer Agent shall take over complete defense for the claim, and the Company shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this Paragraph 18. The Company shall in no case confess any claim or make any compromise or settlement in any case in which the Transfer Agent will be asked to indemnify the Company except with the Transfer Agent's prior written consent.

            To the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, however, the Transfer Agent shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent or reckless disregard of such duties, obligations and responsibilities.


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Without limiting the generality of the foregoing or of any other provision of this Agreement, the Transfer Agent in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Transfer Agent reasonably believes to be genuine, or (b) delays or errors or loss of data occurring by reason of circumstances beyond the Transfer Agent's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 13), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. Notwithstanding the foregoing, the Transfer Agent shall use its best efforts to mitigate the effects of the events set forth in clause (b) above, although such efforts shall not impute any liability thereto. The Transfer Agreement expressly disclaims all responsibility for consequential damages, including but not limited to any that may result from performance or non-performance of any duty or obligation whether express or implied in this Agreement, and also


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expressly disclaims any express or implied warranty of products or services provided in connection with this Agreement.

       19. DURATION AND TERMINATION. This Agreement shall continue in effect until two years from the date thereof and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the company's Board of Directors and (b) by the vote, cast in person at a meeting called for the purpose, of the majority of the Company's Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the Company's outstanding voting securities (as defined in the 1940 Act) or by a vote of a majority of the Company's entire Board of Directors on 60 days' written notice to the Transfer Agent or by the Transfer Agent on 60 days' written notice to the Company.

       20. REGISTRATION AS A TRANSFER AGENT. The Transfer Agent represents that it is currently registered with the appropriate federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. The Transfer Agent agrees that it will promptly notify the Company in the event of any material change in its status as a registered transfer agent. Should the Transfer Agent fail to be


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registered with the appropriate federal agency as a transfer agent at any time during this Agreement, the Company may, on written notice to the Transfer Agent, immediately terminate this Agreement.

       21. NOTICES. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Transfer Agent at Furman Selz Incorporated, 237 Park Avenue, New York, New York 10017, attention: John J. Pileggi; (b) if to the Company, at the address of the Company; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. A Notice may be sent by first-class mail, in which case it shall be deemed to have been given five days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.


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       22.  FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

       23. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

       24. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       25. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, PROVIDED that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be


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binding and shall inure to the benefit of the parties hereto and their respective successors.

       26. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                        IBJ FUNDS Trust


Attest: ----------------------          By: ------------------------
                                             Title:



                                        FURMAN SELZ INCORPORATED




Attest: ----------------------          By: ------------------------
                                             Title:

                                    EXHIBIT A

                            TRANSFER AGENCY AGREEMENT
                                  COMPENSATION

The Transfer Agent shall receive an account maintenance fee of $15 per year for each account which is in existence at any time during the month for which payment is made, such fee to be paid in equal monthly installments, plus out-of-pocket expenses. The Transfer Agent shall be entitled to this account maintenance fee on all accounts maintained in its records during the year, including those accounts which have a zero balance during any portion of the year.

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                                      INDEX

PARAGRAPH                                                                  PAGE


1.   Appointment..............................................................1

2.   Delivery of Documents....................................................2

3.   Definitions..............................................................4

4.   Instructions Consistent with Articles, etc...............................5

5.   Transactions Not Requiring Instructions..................................6

6.   Authorized Shares........................................................9

7.   Dividends and Distributions..............................................9

8.   Communications with Shareholders........................................11

9.   Records.................................................................12

10.  Ongoing Functions.......................................................13

11.  Cooperation with Accountants............................................14

12.  Confidentiality.........................................................14

13.  Equipment Failures......................................................14

14.  Right to Receive Advice.................................................15

15.  Compliance with Governmental Rules and Regulations......................16

16.  Compensation............................................................17

17.  Indemnification.........................................................17

18.  Responsibility of the Transfer Agent....................................18

19.  Duration and Termination................................................21

20.  Registration as a Transfer Agent........................................22

21.  Notices.................................................................22

22.  Further Actions.........................................................23

23.  Amendments..............................................................23

24.  Counterparts............................................................23

25.  Miscellaneous...........................................................23

26.  Governing Law...........................................................24




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